Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

To the Members
Fundrise Growth eREIT VI, LLC:

We consent to the use of our report dated April 23, 2021, with respect to the consolidated balance sheet of Fundrise Growth eREIT VI, LLC as of December 31, 2020, the related consolidated statement of operations, consolidated statement of members’ equity, and consolidated statement of cash flows for the year ended December 31, 2020, and the related notes incorporated herein.

/s/ KPMG LLP

McLean, Virginia
April 23, 2021